TRANSFER AGENCY AND SERVICE AGREEMENT

         AGREEMENT made as of the 22nd day of September 2005, by and between the First Trust Exchange-Traded Fund, a Massachusetts business trust, having its principal office and place of business at 1001 Warrenville Road, Lisle, Illinois 60532 (the "Trust") and THE BANK OF NEW YORK, a New York banking company having its principal office and place of business at One Wall Street, New York, New York 10286 (the "Bank").

         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust and designated agents will issue for purchase and redeem shares of funds of the Trust (each a "Fund" and together, "Funds") only in aggregations of shares known as "Creation Units" (currently 50,000 shares) (each a "Creation Unit") principally in kind;

         WHEREAS, The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York ("DTC"), or its nominee (Cede & Co.), will be the initial record or registered owner (the "Shareholder") of all shares;

         WHEREAS, the Trust on behalf of the Funds (identified on Exhibit A) desires to appoint the Bank as its transfer agent, dividend disbursing agent, and agent in connection with certain other activities, and the Bank desires to accept such appointment;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1. TERMS OF APPOINTMENT; DUTIES OF THE BANK.

         Section 1.1. Subject to the terms and conditions set forth in this Agreement, the Trust, on behalf of the Funds, hereby employs and appoints the Bank to act as, and the Bank agrees to act as its transfer agent for the authorized and issued shares of beneficial interest, $.01 par value per share of the Trust ("Shares"), and as the Trust's dividend disbursing agent.

         Section 1.2. The Bank agrees that it will perform the following services:

                   (a) In accordance with the terms and conditions of the form of Participant Agreement, attached hereto as Exhibit B, the Bank shall:

                            (i) Perform and facilitate the performance of
                  purchases and redemption of Creation Units;

                           (ii) Prepare and transmit by means of DTC's
                  book-entry system payments for dividends and distributions declared by the Trust on behalf of the applicable Fund;

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                          (iii) Maintain the record of the name and address of
                  the Shareholder and the number of Shares issued by the Trust and held by the Shareholder;

                           (iv) Record the issuance of Shares of the Trust and
                  maintain a record of the total number of Shares of the Trust, and, which are authorized, based upon data provided to it by the Trust. The Bank shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust.

                            (v) Prepare and transmit to the Trust and the
                  Trust's administrator and to any applicable securities exchange (as specified to the Bank by the administrator or by the Trust) information with respect to purchases and redemptions of Shares;

                           (vi) On days that the Trust may accept orders for
                  purchases or redemptions, calculate and transmit to the Bank and the Trust's administrator the number of outstanding Shares for each Fund;

                          (vii) On days that the Trust may accept orders for
                  purchases or redemptions (pursuant to the Participant Agreement), transmit to the Bank, the Trust and DTC the amount of Shares purchased on such day;

                         (viii) Confirm to DTC the number of Shares issued to
                  the Shareholder, as DTC may reasonably request;

                           (ix) Prepare and deliver other reports, information
                  and documents to DTC as DTC may reasonably request;

                            (x) Extend the voting rights to the Shareholder
                  and/or beneficial owners of Shares in accordance with the policies and procedures of DTC for book-entry only securities;

                           (xi) Maintain those books and records of the Trust
                  specified by the Trust in Schedule A attached hereto;

                          (xii) Prepare a monthly report of all purchases and
                  redemptions during such month on a gross transaction basis. The monthly report shall show the counterpart and amount of each purchase on a daily basis net number of shares either redeemed or created for such Business Day.

                         (xiii) Receive from the Distributor (as defined in the
                  Participant Agreement) purchase orders from Participants (as defined in the Participant Agreement) for Creation Unit aggregations of Shares received in good form and accepted by or on behalf of the Trust by the Distributor, transmit appropriate trade instructions to the National Securities Clearance Corporation, if applicable, and pursuant to such

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                  orders issue the appropriate number of Shares of the
                  applicable Fund and hold such Shares in the account of the Shareholder for each of the respective Funds of the Trust; and

                          (xiv) Receive from the Participants (as defined in the
                  Participant Agreement) redemption requests, deliver the appropriate documentation thereof to The Bank of New York as custodian for the Trust, generate and transmit or cause to be generated and transmitted confirmation of receipt of such redemption requests to the Participants submitting the same; transmit appropriate trade instructions to the National Securities Clearance Corporation, if applicable, and redeem the appropriate number of Creation Unit Aggregations of Shares held in the account of the Shareholder.

                   (b) In addition to and neither in lieu nor in contravention of the services set forth in the above paragraph (a), the Bank shall: perform the customary services of a transfer agent and dividend disbursing agent including but not limited to: maintaining the account of the Shareholder, obtaining a list of DTC participants holding interests in the Global Certificate at the request of the Trust, mailing proxy materials, shareholder reports and prospectuses to the Shareholder or DTC participants or beneficial owners of Shares at the request of the Trust and those services set forth on Schedule A attached hereto.

                   (c) The following shall be delivered to DTC for delivery to beneficial owners in accordance with the procedures for book-entry only securities of DTC:

                            (i) Annual and semi-annual reports of the Trust;

                           (ii) Proxies, proxy statements and other proxy
                  soliciting materials;

                          (iii) Prospectus and amendments and supplements to the
                  Prospectus, including stickers; and

                           (iv) Other communications as may be required by law
                  or reasonably requested by the Trust.

                   (d) If the Shares are represented by individual Certificates, the Bank shall perform the services agreed to in writing by the Bank and the Trust.

                   (e) The Bank shall provide additional services (if any) on behalf of the Trust (i.e., escheatment services) which may be agreed upon in writing between the Trust and the Bank.

                   (f) The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the

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         property of the Trust and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Trust on and in accordance with its request.

SECTION 2. FEES AND EXPENSES.

         Section 2.1. The Bank shall receive from the Trust such compensation for the Transfer Agent's services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

         Section 2.2. In addition to the fee paid under Section 2.1 above, the Trust agrees to reimburse the Bank for out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage, or advances incurred by the Bank for the items set out in the fee schedule attached hereto or relating to dividend distributions and reports (whereas all expenses related to creations and redemptions of Fund securities shall be borne by the relevant Participant in such creations and redemptions). In addition, any other expenses incurred by the Bank at the request or with the consent of the Trust, will be reimbursed by the Trust on behalf of the applicable Fund.

         Section 2.3. The Trust agrees to pay all fees and reimbursable expenses within ten business days following the receipt of the respective billing notice accompanied by supporting documentation, as appropriate. Postage for mailing of dividends, proxies, Trust reports and other mailings to all shareholder accounts shall be advanced to the Bank by the Trust at least seven (7) days prior to the mailing date of such materials.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE BANK.

         Section 3.1. The Bank represents and warrants to the Trust that:

                  It is a banking company duly organized and existing and in good standing under the laws of the State of New York.

                  It is duly qualified to carry on its business in the State of New York.

                  It is empowered under applicable laws and by its Charter and By-Laws to act as transfer agent and dividend disbursing agent and to enter into and perform this Agreement.

                  All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

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                  It has and will continue to have access to the necessary
         facilities, equipment and personnel to perform its duties and obligations under this Agreement.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE TRUST.

         Section 4.1. The Trust represents and warrants to the Bank that:

                  It is a business trust duly organized and existing and in good standing under the laws of Massachusetts.

                  It is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement.

                  All corporate proceedings required by said Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

                  It is an open-end management investment company registered under the Investment Company Act of 1940, as amended.

A registration statement under the Securities Act of 1933, as amended, on behalf of each of the Funds is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Trust being offered for sale.

SECTION 5. ANTI-MONEY LAUNDERING.

         The Bank shall provide the "Anti-Money Laundering Services" described in Schedule B attached hereto subject to the terms and conditions of this Agreement and the following additional terms and conditions:

                   (a) The Bank shall utilize systems and/or software designed, and databases provided, by certain third parties, and shall not be liable for any loss, damage or expense that occur as a result of the failure of any such systems, software, and/or databases.

                   (b) The Bank does not warrant that (x) its performance of the Anti-Money Laundering Services will achieve any particular intended result, that its performance will satisfy any legal obligations of the Trust, (y) that its performance will be uninterrupted, or (z) that it will detect all possible instances of money laundering or transactions involving money laundering or other unlawful activities. The Bank makes no warranties, express or implied, including but not limited to, implied warranties of merchantability and fitness for particular purpose.

                   (c) The Bank shall assume the authenticity and accuracy of any document provided by a Shareholder or potential Shareholder without verification unless in the sole discretion of the Bank the same on its face appears not to be genuine.

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                   (d) The Bank shall provide prompt notice to the Trust of any potential Shareholder with respect to whom the Bank has anti-money laundering concerns based on the result of its Anti-Money Laundering Services.

                   (e) In the event of any failure by the Bank to provide any of the Anti-Money Laundering Services in accordance with its standard of care and not otherwise, the Bank's liability shall be limited to the lesser of (x) the actual direct money damages suffered by the Trust as a direct result of such failure and (y) the amounts paid by the Trust under this Agreement for the providing of such services. Any action brought against the Bank for claims hereunder must be brought within one year following the date on which such claim accrues.

                   (f) The Bank is providing the Anti-Money Laundering Services based on the following representations, warranties and covenants of the Trust, each of which shall be deemed continued and repeated on each day on which the Bank provides such services: (x) the Anti-Money Laundering Services together with the activities of the Trust in accordance with its internal policies, procedures and anti-money laundering controls shall together satisfy all the requirements of the laws with respect to money laundering applicable to the Trust; (y) the Trust shall provide each Participant Agreement to the Bank a reasonable time before accepting any initial payment from a Shareholder or potential Shareholder and shall not accept any such payment unless and until the Bank shall have completed its providing of the Anti-Money Laundering Services; and (z) the Trust shall instruct the Bank not to accept any payment on behalf of the Trust from a Shareholder or potential Shareholder or pay on behalf of the Trust any redemption or repurchase proceeds to a Shareholder or potential Shareholder if the Trust determines that such acceptance or payment would violate any money laundering laws applicable to the Trust.

SECTION 6. INDEMNIFICATION.

         Section 6.1. The Bank shall not be responsible for, and the Trust shall indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability ("Losses") arising out of or attributable to:

                   (a) All actions of the Bank or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken without negligence, or willful misconduct. NSCC, DTC or any third party described in Section 5 are not agents or subcontractors of the Bank.

                   (b) The Trust's negligence or willful misconduct.

                   (c) The breach of any representation or warranty of the Trust hereunder.

                   (d) The conclusive reliance on or use by the Bank or its agents or subcontractors of information, records, documents or services which (i) are received by the Bank or its agents or subcontractors, and
         (ii) have been prepared, maintained or performed by the Trust or any

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         other person or firm on behalf of the Trust including but not limited to any previous transfer agent or registrar.

                   (e) The conclusive reliance on, or the carrying out by the Bank or its agents or subcontractors of any instructions or requests of the Trust on behalf of the Trust.

                   (f) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

         Section 6.2. At any time the Bank may apply to any officer of the Trust for instructions, and may consult with legal counsel of their choosing with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by the Trust for any action taken or omitted by it in reliance upon such instructions or upon the advice or opinion of such counsel and shall promptly advise the Trust of such advice or opinion (except for actions or omissions by Bank taken with negligence or willful misconduct). The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Bank or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Trust, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust.

         Section 6.3. The Trust shall not be responsible for, and the Bank shall be liable for and shall indemnify the Trust against direct money damages arising out of or attributable to:

                   (a) The Bank's own negligence or willful misconduct.

                   (b) The breach of any representation or warranty of the Bank hereunder.

         Section 6.4. The provisions of Section 6 shall survive and remain in effect after any termination of this Agreement or any resignation or removal of the Bank as transfer agent hereunder.

SECTION 7. STANDARD OF CARE.

         The Bank shall have no responsibility and shall not be liable for any loss or damage unless such loss or damage is caused by its own negligence or willful misconduct or that of its employees, or its breach of any of its representations. In no event shall the Bank be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.

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SECTION 8. CONCERNING THE BANK.

         Section 8.1. The Bank may enter into subcontracts, agreements and understandings with any Bank affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. No such subcontract, agreement or understanding shall discharge the Bank from its obligations hereunder.

         Section 8.2. The Bank shall be entitled to conclusively rely upon any written or oral instruction actually received by the Bank and reasonably believed by the Bank to be duly authorized and delivered. The Trust agrees to forward to Bank written instructions confirming oral instructions by the close of business of the same day that such oral instructions are given to the Bank. The Trust agrees that the fact that such confirming written instructions are not received or that contrary written instructions are received by the Bank shall in no way affect the validity or enforceability of transactions authorized by such oral instructions and effected by the Bank. If the Trust elects to transmit written instructions through an on-line communication system offered by the Bank, the Trust's use thereof shall be subject to the terms and conditions attached hereto as Appendix A.

         Section 8.3. The Bank shall establish and maintain a disaster recovery plan and back-up system at all times satisfying the requirements of all applicable law, rules, and regulations (the "Disaster Recovery Plan and Back-Up System"). The Bank shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control which are not a result of its negligence, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, transportation, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation, provided that the Bank has established and is maintaining the Disaster Recovery Plan and Back-Up System, or if not, that such delay or failure would have occurred even if Bank had established and was maintaining the Disaster Recovery Plan and Back-Up System. Upon the occurrence of any such delay or failure, the Bank shall use commercially reasonable best efforts to resume performance as soon as practicable under the circumstances.

         Section 8.4. The Bank shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against the Bank in connection with this Agreement.

         Section 8.5. At any time the Bank may apply to an officer of the Trust written instructions with respect to any matter arising in connection with the Bank's duties and obligations under this Agreement, and the Bank shall not be liable for any action taken or omitted to be taken by the Bank in good faith in accordance with such instructions. Such application by the Bank for instructions from an officer of the Trust may, at the option of the Bank, set forth in writing any action proposed to be taken or omitted to be taken by the Bank with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and the Bank shall not be liable for any

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action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, the Bank has received written instructions in response to such application specifying the action to be taken or omitted. If the Bank shall be in doubt as to any question of law pertaining to any action it should take or should not take, the Bank may request advice from outside counsel (who may be counsel for the Trust, the Fund's investment adviser or the Bank, at the option of the Bank). The Trust shall pay the reasonable cost of any counsel retained by the Bank with prior notice to the Trust. The Bank shall not be liable with respect to anything done or omitted by it in good faith in accordance with the advice or opinion of such counsel.

         Section 8.6. Notwithstanding any provisions of this Agreement to the contrary, the Bank shall be under no duty or obligation to inquire into, and shall not be liable for:

                   (a) The legality of the issue, sale or transfer of any Shares, the sufficiency of the amount to be received in connection therewith, or the authority of the Trust to request such issuance, sale or transfer;

                   (b) The legality of the purchase of any Shares, the sufficiency of the amount to be paid in connection therewith, or the authority of the Trust to request such purchase;

                   (c) The legality of the declaration of any dividend by the Trust, or the legality of the issue of any Shares in payment of any stock dividend; or

                   (d) The legality of any recapitalization or readjustment of the Shares.

SECTION 9. COVENANTS OF THE TRUST AND THE BANK

         Section 9.1. The Trust shall promptly furnish to the Bank the following:

                   (a) A certified copy of the resolution of the Board of Trustees of the Trust authorizing the appointment of the Bank and the execution and delivery of this Agreement.

                   (b) A copy of the Declaration of Trust and By-Laws of the Trust and all amendments thereto.

                   (c) Shares will be transferred upon presentation to the Bank of Shares to its electronic account at DTC, accompanied by such documents as the Bank deems necessary to evidence the authority of the person making such transfer, and bearing satisfactory evidence of the payment of applicable stock transfer taxes, if any. In the case of small estates where no administration is contemplated, the Bank may, when furnished with an appropriate surety bond, and without further approval of the Trust, transfer Shares registered in the name of the decedent where the current market value of the Shares being transferred does not exceed such amount as may from time to time be prescribed by the various states. The Bank reserves the right to refuse to transfer Shares until it is satisfied that the endorsements on documents submitted to it are valid and genuine, and for that purpose it may

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         require, unless otherwise instructed by an Officer of the Trust, a guaranty of signature by an "eligible guarantor institution" meeting the requirements of the Bank, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Bank in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended. The Bank also reserves the right to refuse to transfer Shares until it is satisfied that the requested transfer is legally authorized, and it shall incur no liability for the refusal in good faith to make transfers which the Bank, in its judgment, deems improper or unauthorized, or until it is satisfied that there is no basis to any claims adverse to such transfer. The Bank may, in effecting transfers of Shares, rely upon those provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as the same may be amended from time to time, applicable to the transfer of securities, and the Trust shall indemnify the Bank for any act done or omitted by it in good faith in reliance upon such laws.

                   (d) The Bank assumes no responsibility with respect to the transfer of restricted securities where counsel for the Trust advises that such transfer may be properly effected.

         Section 9.2. The Trust shall deliver to the Bank the following documents on or before the effective date of any increase, decrease or other change in the total number of Shares authorized to be issued:

                   (a) An opinion of counsel for the Trust, in a form satisfactory to the Bank, with respect to (i) the validity of the Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any other applicable federal law or regulations (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefore), (ii) the status of the Trust with regard to the Investment Company Act of 1940, as amended, and (iii) the due and proper listing of the Shares on all applicable securities exchanges; and

                   (b) In the case of an increase, if the appointment of the Bank was theretofore expressly limited, a certified copy of a resolution of the Board of Directors of the Trust increasing the authority of the Bank.

         Section 9.3. Prior to the issuance of any additional Shares pursuant to stock dividends, stock splits or otherwise, and prior to any reduction in the number of Shares outstanding, the Trust shall deliver the following documents to the Bank:

                   (a) A certified copy of the resolutions adopted by the Board of Trustees and/or the shareholders of the Trust authorizing such issuance of additional Shares of the Trust or such reduction, as the case may be;

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


                   (b) A certified copy of the order or consent of each governmental or regulatory authority required by law as a prerequisite to the issuance or reduction of such Shares, as the case may be, and an opinion of counsel for the Trust that no other order or consent is required; and

                   (c) An opinion of counsel for the Trust, in a form satisfactory to the Bank, with respect to (i) the validity of the Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any other applicable federal law or regulations (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefore), (ii) the status of the Trust with regard to the Investment Company Act of 1940, as amended, and (iii) the due and proper listing of the Shares on all applicable securities exchanges.

         Section 9.4. The Bank agrees that all records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder as required by applicable law are the property of the Trust and will be preserved, maintained and made available upon reasonable request, and will be surrendered promptly to the Trust on and in accordance with its request. Such records include those listed in Schedule A.

         Section 9.5. Each party shall keep confidential any information relating to the other party's business ("Confidential Information"). Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Trust or Bank and their respective subsidiaries and affiliated companies; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Trust or Bank a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be Confidential Information and shall not be subject to such confidentiality obligations if: (a) it is necessary for Bank to release such information in connection with the provision of services under this Agreement; (b) it is already known to the receiving party at the time it is obtained; (c) it is or becomes publicly known or available through no wrongful act of the receiving party; (d) it is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (e) it is released by the protected party to a third party without restriction; (f) it is requested or required to be disclosed by the receiving party pursuant to a court order, subpoena, governmental or regulatory agency request or law (provided the receiving party will provide the other party written notice of the same, to the extent such notice is permitted);
(g) it is relevant to the defense of any claim or cause of action asserted against the receiving party; (h) it has been or is independently developed or obtained by the receiving party; or (i) it is necessary for Bank to release such information to the Bank's internal or external accountants or legal counsel who

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are subject to a duty of confidentiality. Bank acknowledges and agrees that in connection with its services under this Agreement it receives non-public confidential portfolio holdings information ("Portfolio Information") with respect to the Trust. Bank agrees that, subject to the foregoing provisions of and the exceptions set forth in this Section 9.5 (other than the exception set forth above in this Section 9.5 as sub-item (a), which exception set forth in sub-item (a) shall not be applicable to the Trust's Portfolio Information), Bank will keep confidential the Trust's Portfolio Information and will not disclose the Trust's Portfolio Information other than pursuant to a written instruction from the Trust; provided that without the need for such a written instruction and notwithstanding any other provision of this Section 9.5 to the contrary, the Trust's Portfolio Information may be disclosed to third party pricing services which are engaged by Bank in connection with the provision of services under this Agreement and which shall be subject to a duty of confidentiality with respect to such Portfolio Information.

         Section 9.6. In case of any requests or demands for the inspection of the Shareholder records of the Trust, the Bank will endeavor to notify the Trust and to secure instructions from an authorized officer of the Trust as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

         Section 9.7. The Bank shall file such appropriate information returns concerning the payment and composition of dividends and capital gain distributions and tax withholding with the proper Federal, State and local authorities as are required by law to be filed by the Trust and shall withhold such sums as are required to be withheld by applicable law.

         Section 9.8. From time to time as requested by the Trust, the Bank shall provide to the Trust such certifications and sub-certifications, in the form agreed to by the Fund and Bank, with respect to Form N-Qs, Form N-CSRs, compliance policies and procedures under Rule 38a-1 under the Investment Company Act of 1940, as amended, and such other matters that may be reasonably requested by the Fund or the Fund's Chief Compliance Officer from time to time. In addition, the Bank will, from time to time, provide a written assessment of its compliance program in conformity with current industry standards that is reasonably acceptable to enable the Trust to fulfill its obligations under Rule 38a-1 of the Investment Company Act of 1940, as amended.

SECTION 10. TERMINATION OF AGREEMENT.

        Section 10.1. Either of the parties may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall not be less than ninety (90) days after the date of giving such notice.

        Section 10.2. Should the Trust exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Trust. Additionally, the Bank reserves the right to charge for any other reasonable expenses associated with such termination.

         Section 10.3. The terms of Section 2 and Section 6 shall survive the termination of this Agreement.

SECTION 11. ADDITIONAL SERIES.

        Section 11.1. In the event that the Trust establishes one or more additional series of Shares with respect to which it desires to have the Bank render services as transfer agent under the terms hereof, it shall so notify the Bank in writing, and if the Bank agrees in writing to provide such services, such additional issuance shall become Shares hereunder.

SECTION 12. ASSIGNMENT.

        Section 12.1. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

        Section 12.2. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

SECTION 13. SEVERABILITY AND BENEFICIARIES.

        Section 13.1. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

SECTION 14. AMENDMENT.

        Section 14.1. This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Trustees of the Trust.

SECTION 15.          NEW YORK LAW TO APPLY

        Section 15.1. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Trust and the Bank hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Trust hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Trust and the Bank each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

SECTION 16. MERGER OF AGREEMENT.

        Section 16.1. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

SECTION 17. LIMITATIONS OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS.

        Section 17.1. It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trust, personally, but shall bind only the trust property of the Trust, as provided in its Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.

SECTION 18.          NOTICES.

        Section 18.1. Each notice, request, demand, approval or other communication which may be or is required to be given under this Agreement shall be in writing in English and shall be deemed to have been properly given when delivered personally at the address set forth below for the intended party during normal business hours at such address, when sent by facsimile transmission to the respective facsimile transmission numbers of the parties set forth below, or when sent by recognized overnight courier service or by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Fund:              First Trust Exchange-Traded Fund
                                      1001 Warrenville Road, Suite 300
                                      Lisle, Illinois  60532

                                      Attention:  General Counsel
                                      Facsimile:  630-241-8650
                                      Confirm:  630-241-8798

         If to Bank:                  The Bank of New York
                                      101 Barclay Street, 20W
                                      New York, New York  10286

                                      Attention:  Alfred Irving
                                      Facsimile:  212-815-2889
                                      Confirm:  212-815-5031

Notices shall be given to such other addressee or address, or both, or by way of such other facsimile transmission number, as a particular party may from time to time designate by written notice to the other parties hereto given in accordance with this Section. Each notice, request, demand, approval or other communication which is sent in accordance with this Section shall be deemed given and received for all purposes of this Agreement as of three business days after the date of deposit thereof for mailing in a duly constituted United States post office or branch thereof, one business day after deposit with a recognized overnight courier service or upon confirmation of receipt of any facsimile transmission. Notice given to a party hereto by any other method shall only be deemed to be given and received when actually received in writing by such party.

SECTION 19. COUNTERPARTS.

        Section 19.1. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                       FIRST TRUST EXCHANGE-TRADED FUND



                                       By:
                                          Name:________________________________
                                          Title________________________________


                                       THE BANK OF NEW YORK



                                       By:
                                          Name:________________________________
                                          Title________________________________

                                    Exhibit A

                                      Funds

               First Trust Dow Jones Select MicroCap Index(sm) Fund

                                   SCHEDULE A

                   BOOKS AND RECORDS TO BE MAINTAINED BY BANK

Source Documents requesting Creations and Redemptions

Correspondence/AP Inquiries

Reconciliations, bank statements, copies of canceled checks, cash proofs

Daily/Monthly reconciliation of outstanding units between the Trust and DTC

Net Asset Computation Documentation

Dividend Records

Year-end Statements and Tax Forms

                                    EXHIBIT B

                          FORM OF PARTICIPANT AGREEMENT

                              PARTICIPANT AGREEMENT


                        FIRST TRUST EXCHANGE-TRADED FUND

         This Participant Agreement (this "Agreement") is entered into between First Trust Portfolios, L.P. (the "Distributor"), ____________________ (the "Participant") and The Bank of New York (the "Transfer Agent"). The Transfer Agent serves as the Transfer Agent of the First Trust Exchange-Traded Fund (the "Trust") and is an Index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation ("NSCC"). The Distributor, the Transfer Agent and the Participant acknowledge and agree that the Trust shall be a third-party beneficiary of the Agreement and shall receive the benefits contemplated by the Agreement to the extent specified herein. The Distributor has been retained to provide certain services with respect to acting as principal underwriter of the Trust in connection with the sale and distribution of shares of beneficial interest, par value $0.01 per share ("Shares"), of the Series of the Trust (each a "Fund") on Schedule I attached hereto. The Trust's prospectus and statement of additional information (collectively, the "Prospectus") are incorporated herein and included as part of the Trust's Registration Statement as amended on Form N-1A. Shares may be created or redeemed only in aggregations of 50,000, referred to therein and herein as a "Creation Unit." Capitalized terms not otherwise defined herein are used herein as defined in the Prospectus.

         This Agreement is intended to set forth certain premises and the procedures by which the Participant may create and/or redeem Creation Units (i) through the Continuous Net Settlement ("CNS") clearing processes of NSCC as such processes have been enhanced to effect creations and redemptions of Creation Units, such processes being referred to herein as the "Trust's Clearing Process," or (ii) outside the Trust's Clearing Process (i.e., through the facilities of the Depository Trust Company ("DTC")). The parties hereto in consideration of the premises and of the agreements contained herein agree as follows:

SECTION 1. STATUS OF PARTICIPANT.

         The Participant hereby represents, covenants and warrants that (i) with respect to orders for the creation or redemption of Creation Units by means of the Trust's Clearing Process, it is a member of NSCC and a participant in the CNS System of NSCC (as defined in the Prospectus, a "Participating Party"); and
(ii) with respect to orders for the creation or redemption of Creation Units outside the Trust's Clearing Process, it is a DTC Participant (as defined in the Prospectus, a "DTC Participant"). The Participant may place orders for the creation or redemption of Creation Units either through the Trust's Clearing Process or outside the Trust's Clearing Process, subject to the procedures for creation and redemption referred to in Section 2 of this Agreement ("Execution of Orders") and the procedures described in Attachment A hereto. Any change in the foregoing status of the Participant shall terminate this Agreement, and the Participant shall give immediate notice to the Distributor and the Transfer Agent of such change.

         The Participant further represents that it is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. (the "NASD") or is exempt from or otherwise not required to be licensed as a broker-dealer or a member of the NASD. The Participant is qualified as a broker or dealer, or otherwise, under all applicable state laws where it is required to do so in order that Shares may be sold in such states where the Participant intends to sell such Shares. The Participant agrees to conform to the rules of the NASD (if it is a member of NASD) and the securities laws of any jurisdiction in which it sells, directly or indirectly, Shares, to the extent such laws, rules and regulations relate to the Participant's transactions in, and activities with respect to, the Shares.

         The Participant understands and acknowledges that the proposed method by which Creation Units of Shares will be purchased and traded may raise certain issues under applicable securities laws. For example, because new Creation Units of Shares may be issued and sold by the Trust on an ongoing basis, the offer and sale of Shares to investors may involve a "distribution," as such term is used in the Securities Act of 1933 (the "Securities Act"). The Participant understands and acknowledges that its offer and sale of Shares to investors, depending on the circumstances, may result in its being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the Securities Act. The Participant also understands and acknowledges that dealers who are not "underwriters" but are effecting transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a prospectus.

SECTION 2. EXECUTION OF ORDERS.

         All orders for the creation or redemption of Creation Units shall be handled in accordance with the terms of the Trust's Prospectus, and the procedures described in Attachment A to this Agreement. In the event the procedures include the use of recorded telephone lines, the Participant hereby consents to such use. The Trust reserves the right to issue additional or other procedures relating to the manner of creating or redeeming Creation Units, and the Participant, the Distributor and the Transfer Agent agree to comply with such procedures as may be issued from time to time, upon reasonable notice thereof.

SECTION 3.           NSCC.

         Solely with respect to orders for the creation or redemption of Creation Units through the Trust's Clearing Process, the Participant as a Participating Party hereby authorizes the Distributor or the Transfer Agent, as the case may be, to transmit to NSCC on behalf of the Participant such instructions, including share and cash amounts as are necessary with respect to the creation and redemption of Creation Units consistent with the instructions issued by the Participant to the Trust telephone representative identified in Attachment A hereto (the "Trust Representative"). The Participant agrees to be bound by the terms of such instructions issued by the Distributor or the Transfer Agent, as the case may be, and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.

         With respect to any Redemption Order, the Participant also acknowledges and agrees on behalf of itself and any party for which it is acting (regardless of its capacity) to use its best efforts to return to the Trust any dividend, distribution or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Securities that are transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Securities at the time of transfer, should have been paid to the Trust. With respect to any Redemption Order, the Participant also acknowledges and agrees on behalf of itself and any party for which it is acting (regardless of its capacity) that the Trust is entitled to reduce the amount of money or other proceeds due to the Participant or any party for which it is acting that, based on the valuation of such Deposit Securities at the time of transfer, should be paid to the Trust. With respect to any Purchase Order, the Trust acknowledges and agrees to return to the Participant or any party for which it is acting any dividend, distribution or other corporate action paid to the Trust in respect of any Deposit Securities that are transferred to the Trust that, based on the valuation of such Deposit Securities at the time of transfer, should have been paid to the Participant or any party for which it is acting.

SECTION 4. DEPOSIT SECURITIES.

         The Participant understands that the number and names of the designated portfolio of Deposit Securities and relevant cash amounts to be included in the current Fund Deposit for each Fund will be made available each day that the New York Stock Exchange (the "NYSE") is open for trading through the facilities of the NSCC. The Participant will not be responsible for errors in the information relating to the Deposit Securities to be included in the current Fund Deposit to be transmitted through the facilities of the NSCC in connection with Redemption Orders and Purchase Orders that are caused by the Trust, the Distributor or the Transfer Agent.

SECTION 5. ROLE OF PARTICIPANT.

         The Participant shall have no authority in any transaction to act as agent of the Distributor, the Transfer Agent or the Trust.

         (a) The Participant agrees (i) subject to any privacy obligations or other obligations arising under the federal or state securities laws it may have to it customers, to assist the Distributor in ascertaining certain information regarding sales of Shares made by or through Participant upon the request of the Trust or the Distributor necessary for the Trust to comply with its obligation to distribute information to its shareholders as may be required from time to time under applicable state or federal securities laws, or (ii) in lieu thereof, and at the option of the Participant, the Participant may undertake to deliver Prospectuses, as may be amended or supplemented from time to time, proxy material, annual and other reports of the Trust or other similar information that the Trust is obligated to deliver to its shareholders to the Participant's customers that custody Fund Shares with the Participant, after receipt from the Trust or the Distributor of sufficient quantities to allow mailing thereof to such customers. None of the Distributor, the Trust or any of their respective affiliates shall use the names and addresses and other information concerning Participant's customers for any purpose except in connection with the performance of their duties and responsibilities hereunder and except for servicing and informational mailings described in this clause (a) of Section 5, or as may otherwise be required by applicable law.

         (b) The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.

         (c) The Participant certifies that it has policies, procedures and internal controls in place that are reasonably designed to comply with all applicable anti-money laundering laws and regulations, including applicable provisions of the USA Patriot Act of 2001 and the regulations administered by the U.S. Department of the Treasury's Office of Foreign Assets Control. To the extent required by applicable law, rule or regulation, the Participant will cooperate with and provide assistance to the Trust and the Distributor, which may include providing the Trust and Distributor with additional information regarding transactions in Shares when required to do so under applicable law, rule, court order or by an administrative or regulatory entity. Notwithstanding anything in the foregoing to the contrary, Participant's obligations under this clause (d) shall be subject to any privacy or other duties Participant may have to its customers arising under federal or state securities laws.

SECTION 6. PARTICIPANT REPRESENTATIONS.

         (a) The Participant represents, warrants and agrees that it will not make any representations concerning the Trust, the Creation Units or the Shares other than those consistent with the Trust's then current Prospectus or any promotional or sales literature furnished to the Participant by the Distributor or the Trust, or any such materials permitted by clause (b) of this Section 5.

         (b) The Participant agrees not to furnish or cause to be furnished by Participant or its employees to any person or display or publish any information or materials relating to the Trust (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials, but not including any materials prepared and used for Participant's internal use only, any brokerage communications between employees of Participant and customers or any communications prepared and directed to registered broker-dealers) (Marketing Materials), except such Marketing Materials as may be furnished to the Participant by the Distributor or the Trust and such other Marketing Materials as are consistent with the Trust's then current Prospectus or otherwise approved by the Distributor or the Trust; provided that such Marketing Materials clearly indicate that such Marketing Materials are prepared and distributed by Participant and, upon request, a copy is forwarded to the Distributor as soon as practicable.

         (c) Notwithstanding anything to the contrary in this Agreement, Participant and its affiliates may prepare and circulate in the regular course of their businesses (i) research reports that include information, opinions or recommendations relating to Shares; and (ii) without reference to the Trust or its Prospectus, data and information relating to the various indices to which the Funds are benchmarked.

SECTION 7. TITLE TO SECURITIES: RESTRICTED SHARES.

         The Participant represents on behalf of itself and any party for which it acts that upon delivery of a portfolio of Deposit Securities to the Trust's custodian, the Trust will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any party for which it is acting in connection with a Purchase Order or (ii) any provision of the Securities Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the Securities Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction.

SECTION 8. FEES.

         In connection with the creation or redemption of Creation Units, the Transfer Agent shall charge, and the Participant agrees to pay to the Transfer Agent, the Transaction Fee prescribed in the Trust's Prospectus applicable to creations or redemptions through the Trust's Clearing Process, or the Transaction Fee and such additional amounts as may be prescribed pursuant to the Trust's Prospectus applicable to (i) creations or redemptions outside the Trust's Clearing Process and (ii) creations within the Trust's Clearing Process where the cash equivalent value of one or more Deposit Securities is being deposited in lieu of the inclusion of such Deposit Securities in the securities portion of the Fund Deposit because the Participant is restricted by regulation or otherwise from investing or engaging in a transaction in such security. The Transaction Fee may be waived or otherwise adjusted from time to time subject to the provisions relating thereto and any limitations as prescribed in the Prospectus.

SECTION 9. AUTHORIZED PERSONS.

         Concurrently with the execution of this Agreement and from time to time thereafter, the Participant shall deliver to the Distributor and the Transfer Agent, duly certified as appropriate by its secretary or other duly authorized person, a certificate setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or any other notice, request or instruction on behalf of the Participant (each, an "Authorized Person"). Such certificate may be accepted and relied upon by the Distributor and the Transfer Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Transfer Agent of a superseding certificate bearing a subsequent date. The Transfer Agent shall issue to each Authorized Person a unique personal identification number ("PIN Number") by which such Authorized Person and the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give immediate written notice of such fact to the Distributor and the Transfer Agent and such notice shall be effective upon receipt by both the Distributor and the Transfer Agent.

SECTION 10. REDEMPTION.

         The Participant represents and warrants that it will not obtain a Submission Number (as defined in Attachment A) from the Transfer Agent for the purpose of redeeming a Creation Unit unless it first ascertains that (a) it or its customer, as the case may be, owns outright or has full legal authority and legal beneficial right to tender for redemption the requisite number of Shares of any Fund to be redeemed, and the entire proceeds of the Redemption and (b) such Shares have not been loaned or pledged to another party nor are the subject of a repurchase agreement, securities lending agreement or such other arrangement which would preclude the delivery of such Shares to the Transfer Agent in accordance with the Prospectus or as otherwise required by the Trust.

SECTION 11. BENEFICIAL OWNERSHIP.

         The Participant represents and warrants to the Distributor and the Trust that it does not hold for the account of any single Beneficial Owner of Shares, eighty percent (80%) or more of outstanding Shares so as to cause the Trust to have a basis in the Deposit Securities deposited with the Trust different from the market value of such Deposit Securities on the date of such deposit, pursuant to Section 351 of the Internal Revenue Code of 1986, as amended. The Distributor may request information from the Participant regarding Share ownership to the extent necessary to make a determination regarding ownership of eighty percent (80%) or more of outstanding Shares by a Beneficial Owner as a condition to the acceptance of a Fund Deposit.

SECTION 12.          INDEMNIFICATION.

         (a) The Participant hereby agrees to indemnify and hold harmless the Distributor in its capacity as principal underwriter, the Trust, the Transfer Agent, their respective affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each an "Indemnified Party") from and against any loss, liability, cost and expense (including reasonable attorneys' fees) incurred by such Indemnified Party as a result of (i) any breach by the Participant of any provision of this Agreement that relates to the Participant;
(ii) any failure on the part of the Participant to perform any of its obligations set forth in the Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations in relation to the sales, trading or marketing of Shares and the creation or redemption of or investment in the Trust, except that the Participant shall not be required to indemnify an Indemnified Party to the extent that such failure was caused by Participant's adherence to instructions given or representations made by the Distributor, the Transfer Agent or any Indemnified Party, as applicable; or (iv) actions of such Indemnified Party in reliance upon any instructions issued or representations made in accordance with Attachment A (as it may be amended from time to time) and reasonably believed by the Distributor or the Transfer Agent, as applicable, to be genuine and to have been given by the Participant except to the extent that the Participant had previously revoked a PIN Number used in giving such instructions or representations (where applicable) and such revocation was given by the Participant and received by the Distributor and the Transfer Agent in accordance with the terms of Section 9 hereto. The Participant and the Distributor understand and agree that the Trust as a third party beneficiary to this Agreement is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.

         (b) The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each an "Indemnified Party") from and against any loss, liability, cost and expense (including reasonable attorneys' fees) incurred by such Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations in relation to its role as Distributor of the Funds; or (iv) actions of such Indemnified Party in reliance upon any instructions issued or representations made in accordance with Attachment A (as it may be amended from time to time) reasonably believed by the Participant to be genuine and to have been given by the Distributor or the Transfer Agent.

         (c) Each of the Distributor and Participant agrees to jointly and severally indemnify Transfer Agent and hold Transfer Agent harmless from and against any and all losses sustained or incurred by or asserted against Transfer Agent by reason of or as a result of any action or inaction, or arising out of Transfer Agent's performance hereunder, including reasonable fees and expenses of counsel incurred by Transfer Agent in a successful defense of claims by the Distributor and/or Participant; provided however, Distributor and/or Participant shall not indemnify Transfer Agent for those losses arising out of Transfer Agent's own negligence or willful misconduct. This indemnity shall be a continuing obligation of the Distributor and/or Participant, and their respective successors and assigns, notwithstanding the termination of this Agreement.

         (d) Except to the extent that the Transfer Agent is to be indemnified as provided in this Section 12, no party to this Agreement shall be liable to the other party or to any other person for any damages arising out of mistakes or errors in data provided to such Indemnified Party by a third party, or out of interruptions or delays of electronic means of communications with the Indemnified Parties.

SECTION 13. STANDARD OF CARE.

         Transfer Agent shall have no responsibility and shall not be liable for any loss or damage unless such loss or damage is caused by its own negligence or willful misconduct or that of its employees, or its breach of any of its obligations hereunder. In no event shall the Transfer Agent be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.

SECTION 14.          FORCE MAJEURE.

         Transfer Agent shall establish and maintain a disaster recovery plan and back-up system at all times satisfying the requirements of all laws, rules and regulations (the "Disaster Recovery Plan and Back-Up System") applicable to the Transfer Agent for providing services as such. Transfer Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control which are not a result of its negligence, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, transportation, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation, provided that Transfer Agent has established and is maintaining the Disaster Recovery Plan and Back-Up System, or if not, that such delay or failure would have occurred even if Transfer Agent had established and was maintaining the Disaster Recovery Plan and Back-Up System. Upon the occurrence of any such delay or failure, Transfer Agent shall use commercially reasonable best efforts to resume performance as soon as practicable under the circumstances.

SECTION 15.          ACKNOWLEDGMENT.

         The Participant acknowledges receipt of the Trust's Prospectus and represents it has reviewed such document and understands the terms thereof.

SECTION 16. NOTICES.

         Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by telex, telegram or facsimile or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to the Transfer Agent shall be given or sent as follows: The Bank of New York, 101 Barclay Street, New York, New York 10286,
Attn: ETF Services Group. All notices to the Participant and the Distributor shall be directed to the address or telephone, facsimile or telex numbers indicated below the signature line of such party.

SECTION 17. TERMINATION.

         This Agreement shall become effective in this form as of the date accepted by the Transfer Agent and may be terminated at any time by any party upon thirty (30) days prior notice to the other parties (i) unless earlier terminated by the Transfer Agent in the event of a breach of this Agreement or the procedures described herein by the Participant or (ii) in the event that the Trust is terminated pursuant to the Declaration of Trust of the Trust, dated as of August 8, 2003. This Agreement supersedes any prior agreement between the parties.

SECTION 18. PROSPECTUS.

         (a) The Distributor will provide to the Participant copies of the then current Prospectus and any printed supplemental information in reasonable quantities upon request. The Distributor represents, warrants and agrees that it will notify the Participant when a revised, supplemented or amended Prospectus for any Shares is available and deliver or otherwise make available to the Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Participant to comply with any obligation it may have to deliver such Prospectus to customers. As a general matter, the Distributor will make such revised, supplemented or amended Prospectus available to the Participant no later than its effective date. The Distributor shall be deemed to have complied with this Section 18 when the Participant has receive such revised, supplemented or amended Prospectus by email at Prospectus-ny@ny.email.gs.com, in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter.

         (b) Distributor represents and warrants that (i) the registration statement on Form N-1A (No. 333-125751) and the Prospectus contained therein conforms in all material respects to the requirements of the Securities Act, and the rules and regulations of the Securities and Exchange Commission thereunder and do not and will not, as of the applicable effective date as to the registration statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(ii) the sale and distribution of the Shares as contemplated herein will not conflict with or result in a breach or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust, any Fund or the Distributor; and (iii) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares, except the registration under the Securities Act of the Shares.

SECTION 19. COUNTERPARTS.

         This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all shall constitute but one and the same instrument.

SECTION 20. NO WAIVER.

         Each and every right granted to either party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of either party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right.

SECTION 21. ENFORCEABILITY; AMENDMENT.

         In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties, except that any amendment to the
Schedule I hereto need be signed only by the Trust and any amendment to Attachment A hereto need be signed only by the Transfer Agent. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by any party without the written consent of the other.

SECTION 22. GOVERNING LAW; CONSENT TO JURISDICTION.

         This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The parties hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. Each party hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.



              [The remainder of this page is left intentionally blank.]

                                       FIRST TRUST PORTFOLIOS, L.P.



                                       By
                                         Name:_________________________________
                                         Title:________________________________

                                       Address:       1001 Warrenville Road
                                                      Lisle, Illinois  60532
                                       Telephone:     (630) 241-8798
                                       Facsimile:     (630) 241-8650



                                       [NAME OF PARTICIPANT]



                                       By
                                         Name:_________________________________
                                         Title:________________________________

                                       Address:   _____________________________
                                                  _____________________________
                                       Telephone:______________________________
                                       Facsimile:______________________________



                                       THE BANK OF NEW YORK, as Transfer Agent



                                       By
                                         Name:_________________________________
                                         Title:________________________________

                                       Address:   101 Barclay Street
                                                  New York, New York 10286
                                       Telephone:  (212) 815-5031
                                       Facsimile:  (212) 815-2889


Dated:
      --------------------------------------

                                   SCHEDULE I

         First Trust Dow Jones Select MicroCap Index(sm) Fund

                                  ATTACHMENT A

         Subject to the terms and conditions of the Participant Agreement, this document supplements the Trust's Prospectus, and is an attachment to the Participant Agreement with respect to the procedures to be used by (i) the Transfer Agent in processing an order for the creation of Shares, and (ii) the Transfer Agent in processing a request for the redemption of Shares, and (iii) the Participants and the Transfer Agent in delivering or arranging for the delivery of requisite cash payments, Fund Deposit or Shares, as the case may be, in connection with the submission of orders for creation or requests for redemption.

         A Participant is first required to have signed the Participant Agreement. Upon acceptance of the Trust Participant Agreement by the Distributor, the Transfer Agent will assign a personal identification number to each Authorized Person authorized to act for the Participant. This will allow a Participant through its Authorized Person(s) to place an order with respect to Shares.

SECTION I. TO PLACE AN ORDER FOR CREATION OR REDEMPTION OF SHARES

          1. Call to Receive a Submission Number. An Authorized Person for the Participant will call the Trust Telephone Representative at (212) 815-5031 not later than the closing time of the regular trading session on The New York Stock Exchange (the "NYSE Closing Time") (ordinarily 4:00 p.m. New York time) to receive a Submission Number. In the case of custom orders, the order must be received by the Transfer Agent no later than 3:00 p.m. Eastern time on the trade date. Upon verifying the authenticity of the caller (as determined by the use of the appropriate PIN Number) and the terms of the order for creation or request for redemption, the Trust Telephone Representative will issue a unique Submission Number. All orders with respect to the creation or redemption of Shares are required to be in writing and accompanied by the designated Submission Number. Incoming telephone calls are queued and will be handled in the sequence received. Calls placed before the NYSE Closing Time will be processed even if the call is taken after this cut-off time. ACCORDINGLY, DO NOT HANG UP AND REDIAL. INCOMING CALLS THAT ARE ATTEMPTED LATER THAN THE NYSE CLOSING TIME WILL NOT BE ACCEPTED.

          2. Assemble the Submission. The Authorized Person submitting an order to create or a request to redeem shall assemble (a) written instructions regarding such creation order or redemption request and (b) the designated Submission Number in one document and transmit such document by facsimile or telex to the Trust Telephone Representative and the Distributor, as applicable, according to the procedures set forth below in subsection 3. The document so transmitted is hereinafter referred to as the "Submission," and the Business Day on which a Submission is made is hereinafter referred to as the "Transmittal Date." NOTE THAT THE TELEPHONE CALL IN WHICH THE SUBMISSION NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER OR REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE SUBMISSION.

          3. Transmit the Submission. A Submission Number is only valid for a limited time. The Submission for either creations or redemptions of Shares must be sent by facsimile or telex to the Trust Telephone Representative, as applicable, within fifteen (15) minutes of the issuance of the Submission Number. In the event that the Submission is not received within such time period, the Trust Telephone Representative will attempt to contact the Participant to request immediate transmission of the Submission.

                   (a) In the case of a Submission for creation, unless the Submission is received by the Trust Telephone Representative upon the earlier of within (i) fifteen (15) minutes of contact with the Participant or (ii) forty-five (45) minutes after the NYSE Closing Time, the Submission will be deemed invalid.

                   (b) In the case of a Submission for redemption, unless such Submission is received by the Trust Telephone Representative within (i) fifteen (15) minutes of contact with the Participant or (ii) forty-five
         (45) minutes after the NYSE Closing Time, whichever is earlier, such order for redemption contained therein shall be deemed invalid.

          4. Await Receipt of Confirmation.

         (a) Trust's Clearing Process-Creation Orders. The Transfer Agent shall issue to both the Participating Party a confirmation of acceptance of an order to create Shares in Creation Unit size aggregations through the Trust's Clearing Process within fifteen (15) minutes of its receipt of a Submission received in good form. In the event the Participating Party does not receive a timely confirmation from the Transfer Agent, it should contact the Distributor and the Trust Telephone Representative at the business numbers indicated.

         (b) Trust's Clearing Process-Requests for Redemptions. The Transfer Agent shall issue to the Participating Party a confirmation of acceptance of a request to redeem Shares in Creation Unit size aggregations through the Trust's Clearing Process within fifteen (15) minutes of its receipt of a Submission received in good form. In the event the Participating Party does not receive a timely confirmation from the Transfer Agent, it should contact the Transfer Agent directly at the business number indicated.

         (c) Outside the Trust's Clearing Process -- Creation Orders. The Transfer Agent shall issue to the DTC Participant an acknowledgment of receipt of an order to create Shares in Creation Unit size aggregations outside the Trust's Clearing Process within fifteen (15) minutes of its receipt of a Submission received in good form. In the event the DTC Participant does not receive a timely acknowledgment from the Transfer Agent, it should contact the Transfer Agent at the business numbers indicated.

         (d) Outside the Trust's Clearing Process -- Requests for Redemption. The Transfer Agent shall issue to the DTC Participant an acknowledgment of receipt of an order to redeem Shares in Creation Unit size aggregations outside the Trust's Clearing Process within fifteen (15) minutes of its receipt of a Submission received in good form. In the event the DTC Participant does not receive a timely acknowledgment from the Transfer Agent, it should contact the Transfer Agent directly at the business number indicated.

SECTION II.          PARTICIPANTS' RESPONSIBILITY FOR DELIVERING OR
                     EFFECTING THE DELIVERY OF REQUISITE FUND DEPOSIT OR SHARES AND CASH PAYMENTS IN CONNECTION WITH ORDERS FOR CREATION OR REQUESTS FOR REDEMPTION

          1. Trust's Clearing Process -- Creation Orders. The Participating Party notified of confirmation of an order to create Shares through the Trust's Clearing Process shall be required to transfer or arrange for the transfer of
(a) the requisite Deposit Securities (or contracts to purchase such Deposit Securities expected to be delivered through NSCC by the "regular way" settlement date) and (b) the Cash Component, if any, to the Transfer Agent by means of the Trust's Clearing Process so as to be received no later than on the "regular way" settlement date following the Business Day on which such order is Deemed Received by the Transfer Agent as set forth below in Section IV.

          2. Trust's Clearing Process -- Redemption Requests. The Participating Party notified of confirmation of a request to redeem Shares through the Trust's Clearing Process shall be required to transfer or arrange for the transfer of the requisite Shares and the Cash Redemption Amount, if any, to the Transfer Agent by means of the Trust's Clearing Process so as to be received no later than on the "regular way" settlement date following the Business Day on which such order is Deemed Received by the Transfer Agent as set forth below in
Section IV.

          3. Outside the Trust's Clearing Process -- Creation Orders. The DTC Participant notified of acknowledgment of an order to create Shares outside the Trust's Clearing Process shall be required to effect a transfer to the Transfer Agent of (a) the requisite Deposit Securities through DTC so as to be received by the Transfer Agent no later than 11:00 a.m. on the next Business Day immediately following the Business Day on which such order is Deemed Received by the Distributor as set forth below in Section IV, in such a way as to replicate the Fund Deposit established on the Transmittal Date by the Transfer Agent and
(b) the Cash Component, if any, through the Federal Reserve Bank wire system so as to be received by the Transfer Agent by 2:00 p.m. on the next Business Day immediately following the day such order is Deemed Received. If the Transfer Agent does not receive the Deposit Securities by 11:00 a.m. and the Cash Component, if any, by 2:00 p.m. on the Business Day immediately following the day such order is Deemed Received, the creation order contained in such Submission shall be canceled. Upon written notice to the Transfer Agent, the DTC Participant may resubmit such canceled order on the following Business Day using a Fund Deposit as newly constituted.

          4. Purchase of Creation Unit Aggregations Prior to Receipt of Deposit Securities. Creation Unit Aggregations may be created in advance of receipt by the Trust of all or a portion of the applicable Deposit Securities as described below. In these circumstances, the initial deposit will have a value greater than the NAV of the Fund Shares on the date the order is placed in proper form since, in addition to available Deposit Securities, cash must be deposited in an amount equal to the sum of (i) the Cash Component, plus (ii) one hundred fifteen percent (115%) of the market value of the undelivered Deposit Securities (the "Additional Cash Deposit"). The order shall be deemed to be received on the Business Day on which the order is placed provided that the order is placed in proper form prior to 4:00 p.m., Eastern time, on such date, and federal funds in the appropriate amount are deposited with the Transfer Agent by 11:00 a.m., Eastern time, the following Business Day. If the order is not placed in proper form by 4:00 p.m. or federal funds in the appropriate amount are not received by 11:00 a.m. the next Business Day, then the order may be deemed to be canceled and the Authorized Participant shall be liable to the Fund for losses, if any, resulting therefrom. An additional amount of cash shall be required to be deposited with the Trust, pending delivery of the missing Deposit Securities to the extent necessary to maintain the Additional Cash Deposit with the Trust in an amount at least equal to one hundred fifteen percent (115%) of the daily marked to market value of the missing Deposit Securities.

          5. Outside the Trust's Clearing Process -- Redemption Requests. The DTC Participant notified of acknowledgment of a request to redeem Shares outside the Trust's Clearing Process shall be required to effect a transfer to the Transfer Agent (a) the requisite number of Shares through DTC no later than the NYSE Closing Time on the Business Day on which such order is Deemed Received by the Transfer Agent and (b) the Cash Redemption Amount, if any, through the Federal Reserve Bank wire system by no later than 2:00 p.m. on the next Business Day immediately following the Business Day on which such order is Deemed Received by the Transfer Agent.

          6. Transaction Fee. In connection with the creation or redemption of Creation Units, the Transfer Agent shall charge, and the Participant agrees to pay to the Transfer Agent, the Transaction Fee prescribed in the Trust's prospectus applicable to (i) creations or redemptions through the Trust's Clearing Process, or the Transaction Fee and such additional amounts as may be prescribed pursuant to the Trust's prospectus applicable to creations or redemptions outside the Trust's Clearing Process and (ii) creations within the Trust's Clearing Process where the cash equivalent value of one or more Deposit Securities is being deposited in lieu of the inclusion of such Deposit Securities in the securities portion of the Fund Deposit because the Participant is restricted by regulation or otherwise from investing or engaging in a transaction in such security. Such Transaction Fee and additional amounts, if any, shall be included in the calculation of the Cash Component or Cash Redemption Amount payable or to be received, as the case may be, by the Participant in connection with the creation or redemption order.

SECTION III. TRANSFER AGENT'S RESPONSIBILITY FOR EFFECTING DELIVERY OF REQUISITE SHARES OR SECURITIES AND CASH PAYMENTS IN CONNECTION WITH ORDERS FOR CREATION OR REQUESTS FOR REDEMPTION

          1. Trust's Clearing Process -- Creation Order. After the Transfer Agent has received notification of a Submission from the Participant for a creation order for Shares through the Trust's Clearing Process which has been Deemed Received by the Transfer Agent as set forth below in Section IV, the Transfer Agent shall initiate procedures to transfer the requisite Shares and the Cash Component, if any, through the Trust's Clearing Process so as to be received by the creator no later than on the "regular way" settlement date following the Business Day on which the Submission is Deemed Received by the Transfer Agent.

          2. Trust's Clearing Process -- Redemption Requests. After the Transfer Agent has received a Submission for a redemption request for Shares through the Trust's Clearing Process and Deemed Received such submission as set forth below in Section IV, the Transfer Agent shall initiate procedures to transfer the requisite securities (or contracts to purchase such securities expected to be delivered through NSCC by the "regular way" settlement date) and the Cash Redemption Amount, if any, through the Trust's Clearing Process so as to be received by the Beneficial Owner no later than on the "regular way" settlement date following the Business Day on which the Submission is Deemed Received by the Transfer Agent.

          3. Outside the Trust's Clearing Process -- Creation Orders. After the Transfer Agent has received notification of a Submission from the Participant for a creation order for Shares outside the Trust's Clearing Process which has been Deemed Received by the Transfer Agent as set forth below in Section IV, the Transfer Agent shall initiate procedures to transfer the requisite Shares through DTC and the DTC Participants and the Cash Component, if any, through the Federal Reserve Bank wire system so as to be received by the creator no later than on the third (3rd) Business Day following the Business Day on which the Submission is Deemed Received by the Transfer Agent.

          4. Outside the Trust's Clearing Process -- Redemption Requests. After the Transfer Agent has received a Submission for a redemption request for Shares outside the Trust's Clearing Process and Deemed Received such submission as set forth below in Section IV, the Transfer Agent shall initiate procedures to transfer the requisite securities (or contracts to purchase such securities expected to be delivered within three Business Days) through DTC and the DTC Participants and the Cash Redemption Amount, if any, through the Federal Reserve Bank wire system so as to be received by the Beneficial Owner no later than on the third (3rd) Business Day following the Business Day on which the Submission is Deemed Received by the Transfer Agent.

SECTION IV. PROCEDURES BY WHICH AN ORDER TO CREATE OR A REQUEST TO REDEEM SHALL BE "DEEMED RECEIVED"

          1. Trust's Clearing Process -- Creation Orders. An order to create Shares through the Trust's Clearing Process shall be "Deemed Received" by the Transfer Agent on the Transmittal Date only if (a) the Submission containing such order is in proper form and (b) such Submission is received by the Transfer Agent no later than the time on such Transmittal Date as set forth in Section I(3)(a) hereof. Orders to create Shares contained in Submissions transmitted after such time on a Transmittal Date shall be deemed invalid.

          2. Trust's Clearing Process -- Redemption Requests. A request to redeem Shares through the Trust's Clearing Process shall be Deemed Received by the Transfer Agent on the Transmittal Date only if (a) the Submission containing such request is in proper order and (b) such Submission is received by the Transfer Agent no later than the time on such Transmittal Date as set forth in
Section I(3)(b) hereof. Requests to redeem Shares contained in Submissions transmitted after such time on a Transmittal Date shall be "Deemed Received" by the Transfer Agent on the next Business Day immediately following such Transmittal Date.

          3. Outside the Trust's Clearing Process -- Creation Orders. An order to create Shares outside the Trust's Clearing Process shall be Deemed Received by the Transfer Agent on the Transmittal Date only if: (a) the Submission containing such order is in proper form, (b) such Submission is received by the

Transfer Agent no later than the time on such Transmittal Date as set forth in
Section I(3)(a) hereof, (c) the requisite number of Deposit Securities is transferred through DTC to the account of the Trust no later than 11:00 a.m. on the Business Day next following the Transmittal Date and (d) the cash equal to the Cash Component, if any, is transferred via the Federal Reserve Bank wire system to the account of the Trust by no later than 2:00 p.m. on the Business Day next following the Transmittal Date. If either the Submission, the requisite Deposit Securities or the cash equal to the Cash Component is not received by the Transfer Agent within the time periods set forth above, such order shall be deemed invalid.

          4. Outside the Trust's Clearing Process -- Redemption Requests. A request to redeem Shares outside the Trust's Clearing Process shall be Deemed Received by the Transfer Agent the Transmittal Date only if (a) the Submission containing such request is in proper form, (b) such Submission is received by the Trust no later than the time as set forth in Section I(3)(b) hereof, (c) the requisite number of Shares is transferred via DTC to the account of the Transfer Agent by the NYSE Closing Time on such Transmittal Date and (d) the Cash Redemption Amount owed to the Trust, if any, is received by the Transfer Agent no later than 2:00 p.m. of the Business Day next following such Transmittal Date. If either the Submission, the Shares or cash equal to the Cash Redemption Amount, if any, is not received by the Trust within the time periods set forth above, such redemption request shall be Deemed Received by the Transfer Agent on the Business Day on which both the Submission and the requisite number of Shares are delivered to the Transfer Agent within the proper time periods as set forth above; provided that the Cash Redemption Amount, if any, is then paid on the next Business Day within the time period set forth above.

          5. Ambiguous Instructions. In the event that a Submission contains terms that differ from the information provided in the telephone call at the time of issuance of the Submission Number, the Trust Telephone Representative will attempt to contact the Participant to request confirmation of the terms of the order. If an Authorized Person confirms the terms as they appear in the Submission then the Submission will be accepted and processed. If an Authorized Person contradicts its terms, the Submission will be deemed invalid, and a corrected Submission must be received by the Transfer Agent, as applicable, not later than the earlier of (i) within fifteen (15) minutes of such contact with the Participant or (ii) forty-five (45) minutes after the NYSE Closing Time. If the Trust Telephone Representative is not able to contact an Authorized Person, then the Submission shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that a Submission contains terms that are illegible, the Submission will be deemed invalid and the Trust Telephone Representative will attempt to contact the Participant to request retransmission of the Submission. A corrected Submission must be received by the Transfer Agent, as applicable, not later than the earlier of (i) within fifteen (15) minutes of such contact with the Participant or (ii) forty-five (45) minutes after the NYSE Closing Time.

          6. Suspension or Rejection of an Order. The Distributor or Transfer Agent reserves the right to suspend a Submission in the event that its acceptance would appear to result in the Participant or a Beneficial Owner owning eighty percent (80%) or more of all outstanding Shares and if pursuant to
Section 351 of the Internal Revenue Code of 1986, as amended, such a circumstance would result in the Trust having a basis in the securities deposited different from the market value of such securities on the date of deposit. In such event, the Distributor or the Trust Telephone Representative will attempt to contact an Authorized Person for purposes of confirmation of the fact that with respect to such Participant no Beneficial Owner would own eighty percent (80%) or more of all outstanding Shares upon execution of the Submission or that such a circumstance would not result in the Trust having a basis in the securities deposited different from the market value of such securities on the date of deposit. In the event that (i) the Distributor or the Trust Telephone Representative is unable to contact an Authorized Person or (ii) the Participant fails to transmit an identical Submission containing a representation and warranty as to such fact, then the Submission shall be deemed invalid.

         The Trust reserves the absolute right to reject a creation order transmitted to it by the Distributor in respect of a Fund if: (i) the order is not in proper form; (ii) the investor(s), upon obtaining the Fund Shares ordered, would own eighty percent (80%) or more of the currently outstanding shares of any Fund; (iii) the Deposit Securities delivered are not as disseminated for that date by the Custodian, as described above; (iv) acceptance of the Deposit Securities would have certain adverse tax consequences to the Fund; (v) acceptance of the Fund Deposit would, in the opinion of counsel, be unlawful; (vi) acceptance of the Fund Deposit would otherwise, in the discretion of the Trust or the Adviser, have an adverse effect on the Trust or the rights of beneficial owners; or (vii) in the event that circumstances exist outside the control of the Trust, the Transfer Agent, the Distributor and the Adviser that, in their reasonable judgment, make it for all practical purposes impossible to process creation orders. Examples of such circumstances include acts of God; public service or utility problems such as fires, floods, extreme weather conditions and power outages resulting in telephone, telecopy and computer failures; market conditions or activities causing trading halts; systems failures involving computer or other information systems affecting the Trust, the Adviser, the Distributor, DTC, NSCC, the Transfer Agent, the Custodian or sub-custodian or any other participant in the creation process, and similar extraordinary events. The Transfer Agent shall notify immediately a prospective creator of a Creation Unit and/or the Authorized Participant acting on behalf of such prospective creator of its rejection of the order of such person. The Trust, the Custodian, any sub-custodian and the Distributor are under no duty, however, to give notification of any defects or irregularities in the delivery of Fund Deposits, and shall not incur any liability for the failure to give any such notification.

SECTION V.           TELEPHONE, FACSIMILE, AND TELEX NUMBERS

FIRST TRUST EXCHANGE-TRADED FUND:

Telephone:  (630) 241-4141
Facsimile:___________________________________________

TRANSFER AGENT:

Telephone: (212) 815-5031
Facsimile:  (212) 815-2889

PARTICIPANT:

Telephone:___________________________________________
Facsimile:___________________________________________



                                       FIRST TRUST PORTFOLIOS, L.P.



                                       By
                                         Title:________________________________



                                       [NAME OF PARTICIPANT]



                                       By
                                         Title:________________________________

ACCEPTED BY:

THE BANK OF NEW YORK, as Transfer Agent


By___________________________________________________
     Title:__________________________________________

Dated:_______________________________________________

                                Schedule B

                      Anti-Money Laundering Services


I.       Subscriber Identification and Verification:

         The following information will be obtained with respect to each shareholder or potential shareholders:

         (a)      Natural Persons

o        Full name (i.e., no initial for a first name);
o Full residence address, including apartment number and standardized country code;
o        Nationality;
o        Occupation
o A copy of a utility bill to verify the residence address; o Social security number (U.S. Persons) and a photocopy of passport or driver's license bearing a photograph and signature to verify identity and nationality;
o Information regarding the legal capacity in which person is acting (i.e., on his or her own behalf, or on behalf of another person or legal entity);
o Information regarding the identity of any ultimate beneficial owners of the interest; and
o Identification of the source of person's (or, if the person is acting on behalf of another person or legal entity, such third party's) funds, including (1) the name and address of the remitting financial institution, name and address of the person and the person's account number, and (2) a statement of what transaction or business generated the funds.

(b)      Legal Entities

o        Full legal name;
o        Type of entity;
o        Description of business;
o        Jurisdiction in which organized;
o        Registered address;
o        Business address;
o Taxpayer Identification Number (U.S. entities) and a photocopy of the authorized signatory's passport or driver's license;
o        Certified copy of Charter Documents;
o        List/register of directors; and
o Identification of the source of the entity's (or, if the entity is acting on behalf of another person or legal entity, such third party's) funds, including (1) the name and address of the remitting financial institution, name and address of the entity and the entity's account number, and (2) a statement of what transaction or business generated the funds.

Bank's review of such information shall include: an examination of the subscription application or other identification documents provided by the person or entity to determine if the same has been completed, but without verifying the same except as set forth above. Any inability on the part of Bank to obtain or verify the information as set forth above shall be reported to the Funds' Money Laundering Reporting Officer or equivalent (as identified by the Funds to Bank from time to time) for further disposition.

II.      OFAC and Other Verifications

         Bank shall verify that each person or entity is not (a) a designated national and blocked person as identified on the most recently updated U.S. Department of Treasury Office Foreign Assets Control (OFAC) List, and (b) a senior foreign political figure, their immediate family members and close associates, or any foreign shell bank; provided that with respect to (ii)(b) hereof, Bank's verifications shall be based solely upon the representations (if any) made in the Subscription Agreement of the Funds.

III.     Monitoring and Reporting

         The following will be monitored for significant changes or inconsistencies in the pattern of transactions by a person or entity and a report of any such changes or inconsistencies shall be made promptly to the Funds' Money Laundering Reporting Officer or equivalent (as identified by the Funds to Bank from time to time) for further disposition:


o        Subscription and redemption payments
o        Frequency
o        Amount
o        Geographic origin/destination
o        Account signatories

                                   APPENDIX A


                              THE BANK OF NEW YORK
                  ON-LINE COMMUNICATIONS SYSTEM (THE "SYSTEM")
                              TERMS AND CONDITIONS

          1. License; Use. Upon delivery to an officer of the Trust of software enabling the Trust to obtain access to the System (the "Software"), the Bank grants to the Trust a personal, nontransferable and nonexclusive license to use the Software solely for the purpose of transmitting Written Instructions, receiving reports, making inquiries or otherwise communicating with the Bank in connection with the Account(s). The Trust shall use the Software solely for its own internal and proper business purposes and not in the operation of a service bureau. Except as set forth herein, no license or right of any kind is granted to the Trust with respect to the Software. The Trust acknowledges that the Bank and its suppliers retain and have title and exclusive proprietary rights to the Software, including any trade secrets or other ideas, concepts, know-how, methodologies, or information incorporated therein and the exclusive rights to any copyrights, trademarks and patents (including registrations and applications for registration of either), or other statutory or legal protections available in respect thereof. The Trust further acknowledges that all or a part of the Software may be copyrighted or trademarked (or a registration or claim made therefor) by the Bank or its suppliers. The Trust shall not take any action with respect to the Software inconsistent with the foregoing acknowledgments, nor shall you attempt to decompile, reverse engineer or modify the Software. The Trust may not copy, sell, lease or provide, directly or indirectly, any of the Software or any portion thereof to any other person or entity without the Bank's prior written consent. The Trust may not remove any statutory copyright notice or other notice included in the Software or on any media containing the Software. The Trust shall reproduce any such notice on any reproduction of the Software and shall add any statutory copyright notice or other notice to the Software or media upon the Bank's request.

          2. Equipment. The Trust shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize the Software and obtain access to the System, and the Bank shall not be responsible for the reliability or availability of any such equipment or services.

          3. Proprietary Information. The Software, any data base and any proprietary data, processes, information and documentation made available to the Trust (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the "Information"), are the exclusive and confidential property of the Bank or its suppliers. The Trust shall keep the Information confidential by using the same care and discretion that the Trust uses with respect to its own confidential property and trade secrets, but not less than reasonable care. Upon termination of the Agreement or the Software license granted herein for any reason, the Trust shall return to the Bank any and all copies of the Information which are in its possession or under its control.

          4. Modifications. The Bank reserves the right to modify the Software from time to time and the Trust shall install new releases of the Software as the Bank may direct. The Trust agrees not to modify or attempt to modify the Software without the Bank's prior written consent. The Trust acknowledges that any modifications to the Software, whether by the Trust or the Bank and whether with or without the Bank's consent, shall become the property of the Bank.

          5. NO REPRESENTATIONS OR WARRANTIES. THE BANK AND ITS MANUFACTURERS AND SUPPLIERS MAKE NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE SOFTWARE, SERVICES OR ANY DATABASE, EXPRESS OR IMPLIED, IN FACT OR IN LAW, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE TRUST ACKNOWLEDGES THAT THE SOFTWARE, SERVICES AND ANY DATABASE ARE PROVIDED "AS IS." IN NO EVENT SHALL THE BANK OR ANY SUPPLIER BE LIABLE FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT SPECIAL, OR CONSEQUENTIAL, WHICH THE TRUST MAY INCUR IN CONNECTION WITH THE SOFTWARE, SERVICES OR ANY DATABASE, EVEN IF THE BANK OR SUCH SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL THE BANK OR ANY SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND THEIR REASONABLE CONTROL.

          6. Security; Reliance; Unauthorized Use. The Trust will cause all persons utilizing the Software and System to treat all applicable user and authorization codes, passwords and authentication keys with extreme care, and it will establish internal control and safekeeping procedures to restrict the availability of the same to persons duly authorized to give Instructions. The Bank is hereby irrevocably authorized to act in accordance with and rely on Instructions received by it through the System. The Trust acknowledges that it is its sole responsibility to assure that only persons duly authorized use the System and that the Bank shall not be responsible nor liable for any unauthorized use thereof.

          7. System Acknowledgments. The Bank shall acknowledge through the System its receipt of each transmission communicated through the System, and in the absence of such acknowledgment the Bank shall not be liable for any failure to act in accordance with such transmission and the Trust may not claim that such transmission was received by the Bank.

          8. EXPORT RESTRICTIONS. EXPORT OF THE SOFTWARE IS PROHIBITED BY UNITED STATES LAW. THE TRUST MAY NOT UNDER ANY CIRCUMSTANCES RESELL, DIVERT, TRANSFER, TRANSSHIP OR OTHERWISE DISPOSE OF THE SOFTWARE (IN ANY FORM) IN OR TO ANY OTHER COUNTRY. IF THE BANK DELIVERED THE SOFTWARE TO THE TRUST OUTSIDE OF THE UNITED STATES, THE SOFTWARE WAS EXPORTED FROM THE UNITED STATES IN ACCORDANCE WITH THE EXPORTER ADMINISTRATION REGULATIONS. DIVERSION CONTRARY TO U.S. LAW IS PROHIBITED.

         The Trust hereby authorizes the Bank to report its name and address to government agencies to which the Bank is required to provide such information by law.

                  9. Encryption. The Trust acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. The Trust agrees that the Bank may deactivate any encryption features at any time, without notice or liability to the Trust, for the purpose of maintaining, repairing or troubleshooting the System or the Software.

                                      -3-